Exhibit 99.1

Contact: Michael Mitchell
The Medicines Company
973-290-6000
investor.relations@themedco.com
FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY AGREES TO ACQUIRE INCLINE THERAPEUTICS, INC.

The Medicines Company perioperative franchise enhanced by two major agreements today

Marketing clearance for post-surgical pain candidate IONSYS expected in early 2014

Parsippany, NJ and Redwood City, CA, December 12, 2012- The Medicines Company (NASDAQ: MDCO) announced today that it has entered into an agreement to acquire Incline Therapeutics, Inc., a company focused on the development of IONSYS® (fentanyl iontophoretic transdermal system), a compact, disposable, needleless Patient-Controlled Analgesia (PCA) system in development for the short-term management of acute postoperative pain.

The Medicines Company announced in a separate news release that it has entered into a global collaboration and option agreement with Bristol-Myers Squibb relating to Recothrom®, a recombinant thrombin approved by the U.S. Food and Drug Administration (FDA) for use as a topical hemostat to control non-arterial bleeding during surgical procedures.

"With two simultaneous transactions, selected and engineered as major elements in an established acute and intensive care hospital strategy, we believe The Medicines Company is in position to be the leading biopharmaceutical industry player in perioperative care,” said Clive Meanwell, MD, PhD, Chairman and Chief Executive Officer of The Medicines Company.

IONSYS was originally developed and evaluated in 36 clinical trials, including seven Phase 3 clinical trials, which formed the basis of FDA and European Medicines Agency (EMA) marketing clearances in 2006 for the short-term management of acute post-operative pain. In 2008, IONSYS was launched in Europe, achieving strong hospital formulary acceptance. However, due to device corrosion issues, IONSYS was voluntarily recalled in Europe and was not launched in the US. Incline acquired IONSYS from ALZA in 2010.

Glenn Sblendorio, President and Chief Financial Officer said, “We have been very impressed with the work that the Incline team has done to address prior challenges and to prepare the product for near-term resubmission for marketing in the US and Europe. We expect that if we obtain IONSYS approval, we could launch IONSYS in early 2014 in the US and soon thereafter in Europe.”

Alan Levy, Incline's Chief Executive Officer stated, “The Medicines Company has a proven track record of success in developing and commercializing acute and intensive care products, as highlighted by the considerable success of

Angiomax. We have great confidence in their ability to optimize the therapeutic and commercial potential of IONSYS.”

The Medicines Company has agreed to pay Incline $185 million in an upfront payment with additional payments if certain regulatory and commercial milestones are met.

The Boards of Directors of both companies have unanimously approved the agreement. Subject to obtaining requisite consents and approvals and the satisfaction or waiver of certain conditions, including, without limitation, the approval of the agreement by Incline's stockholders and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the acquisition is expected to close in the first quarter of 2013. BofA Merrill Lynch served as exclusive financial advisor and WilmerHale served as legal advisor for the transaction for The Medicines Company. Incline's exclusive financial advisor for the transaction was Leerink Swann LLC, while Cooley LLP served as its legal advisor.

Conference Call Webcast Information at 8:30 a.m. Eastern Time
The Medicines Company will host a conference call Wednesday, December 12, 2012 at 8:30 a.m. Eastern Time to discuss both the Incline and Recothrom transactions. The conference call will be available via phone and webcast. The dial in information is listed below:

Domestic Dial In: 866 713.8566
International Dial In: 617 597.5325
Passcode for both dial in numbers: 58539279

Replay is available from 10:30 a.m. Eastern Time following the conference call through December 19, 2012. To hear a replay of the call, dial 888 286.8010 (domestic) and 617 801.6888 (international). Passcode for both dial in numbers is 68795863.

The webcast and supporting information can be accessed at The Medicines Company's website at www.themedicinescompany.com.

About The Medicines Company
The Medicines Company (NASDAQ: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well being of critically ill patients. The Medicines Company's website is www.themedicinescompany.com.

About Incline Therapeutics, Inc.
Incline Therapeutics is a hospital-focused specialty pharmaceutical company focused on the development of IONSYS (fentanyl iontophoretic transdermal system), a compact, disposable, needleless patient-controlled system in development for the short-term management of acute postoperative pain in adult patients requiring opioid analgesia during hospitalization. IONSYS has completed Phase III development and was previously approved in the United States and Europe. Prior to marketing IONSYS, Incline must seek approval of a supplemental New Drug Application (sNDA) in the United States and a Marketing Authorization Application (MAA) in Europe. Incline is led by a management team with significant pharmaceutical and medical device experience and financed by leading life science venture capital firms, including Frazier Healthcare Ventures, 5AM Ventures, Technology Partners, Adams Street Partners, and Saints Capital. The company is based in Redwood City, California.

Incline™ and IONSYS™ are trademarks of Incline Therapeutics, Inc.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, the Company and Incline's ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of certain consents required in connection with the transaction that may not be obtained on the terms expected or on the anticipated schedule, including without limitation approval of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the ability of the Company to retain certain key employees of Incline; decisions of regulatory authorities regarding marketing approval or material limitations on the marketing of IONSYS for its current or potential new indications; the ability of the Company to obtain marketing approvals and launch IONSYS when planned;; the extent of commercial success of IONSYS; the ability of the Company to successfully integrate Incline's business with the Company's other businesses and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on November 9, 2012, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.